United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2009

AMCORE Financial, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	0-13393	36-3183870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 7th Street, Rockford, Illinois	61104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (815) 968-2241

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

AMCORE Financial, Inc.'s (the "Company") wholly-owned subsidiary, AMCORE Bank, N.A., today announced that it has reached a definitive agreement with First National Bank and Trust Company of Beloit, Wisconsin, to sell two branches located in the Wisconsin communities of Monroe and Argyle. The transaction includes approximately $70 million in loans, $140 million in deposits and sweep accounts and up to $50 million in related trust accounts. The brokerage and 401(k) plan business are not part of the sale and will remain with AMCORE. The transaction, which is subject to regulatory and other customary closing conditions, is expected to close in the fourth quarter 2009. The financial terms of the transaction were not disclosed. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 12, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCORE Financial, Inc. (Registrant)
August 12, 2009 (Date)	/s/ JUDITH CARRE SUTFIN Judith Carre Sutfin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 12, 2009